 EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of First Seacoast Bancorp, Inc. (the Company) of our report dated March 25, 2022, relating to the consolidated financial statements of First Seacoast Bancorp and Subsidiaries appearing in the Company’s Prospectus included in the Registration Statement on Form S-1 (File No. 333-267398).

/s/ Baker Newman & Noyes LLC
Portsmouth, New Hampshire
January 20, 2023